Exhibit 10.45.2

IMS HEALTH INCORPORATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective as of January 1, 2005

i

1.38	“Surviving Spouse”	15
1.39	“Surviving Spouse’s Benefits”	15
1.40	“Vested Former Member”	15

SECTION 2 - PARTICIPATION		15

2.1	Commencement of Participation	15
2.2	Termination of Participation	16

SECTION 3 - AMOUNT AND FORM OF BENEFITS		16

3.1	Retirement Benefits	16
3.2	Deferred Vested Benefit	18
3.3	Time and Form of Payment	20
3.4	Lump Sum Election	23
3.5	Cessation of Benefits	26
3.6	Notification of Cessation of Benefits	28
3.7	Repayment of Benefits Paid as Lump Sum	28
3.8	Change in Control	29

SECTION 4 - DISABILITY BENEFITS		31

4.1	Disability Benefits	31

SECTION 5 - SURVIVING SPOUSE’S BENEFITS		32

5.1	Death Prior to Benefit Commencement	32
5.2	Death On or After Benefit Commencement	32
5.3	Commencement of Surviving Spouse’s Benefit	32
5.4	Lump Sum Payment	33
5.5	Reduction	34

SECTION 6 - PLAN ADMINISTRATOR

6.1	Duties and Authority	34
6.2	Presentation of Claims	34
6.3	Claims Denial Notification	35
6.4	Claims Review Procedure	35
6.5	Timing	36
6.6	Final Decision	36

ii

SECTION 7 - MISCELLANEOUS		37

7.1	Amendment	37
7.2	Termination	38
7.3	No Employment Rights	40
7.4	Unfunded Status	40
7.5	Arbitration	40
7.6	No Alienation	41
7.7	Withholding	41
7.8	Governing Law	41
7.9	Successors	42
7.10	Integration	42

iii

IMS HEALTH INCORPORATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective January 1, 2005

INTRODUCTION

Effective as of July 1, 1998, the IMS Health Incorporated Supplemental Executive Retirement Plan (the “Plan”) was established to provide a means of ensuring the payment of a competitive level of retirement income and disability and survivor benefits, and thereby attract, retain and motivate a select group of executives of IMS Health Incorporated and its affiliated employers.  This document represents a complete restatement of the Plan effective as of January 1, 2005. The provisions of this amendment and restatement of the Plan shall apply to Members of the Plan who have not retired or terminated employment with the Company as of January 1, 2005.  The rights to benefits, if any, of any Former Member or Vested Former Member who retired or otherwise terminated employment before January 1, 2005, together with the amount of such benefits, shall continue to be governed by the provisions of the Plan in effect as of the date of such retirement or termination of employment.

SECTION 1 - DEFINITIONS

1.1                                 “Actuarial Equivalent Value” shall mean a benefit of equivalent value computed on the basis of the mortality table and interest rate used to calculate accrued benefits under the Basic Plan; provided, however, that for purposes of determining the Actuarial Equivalent Value of the amount described in Section 3.2(b)(iv) for Members or Vested Former Members who participated in the Predecessor to this Plan, the foregoing assumptions or the assumptions used in the Predecessor to this Plan shall be used, whichever produces the greater benefit for the Member or the Vested Former Member.

1.2                                 “Affiliated Employer” shall mean an entity affiliated with the Company.

1.3                                 “Average Final Compensation” shall mean a Member’s average annual Compensation during the five consecutive 12-month periods in the last ten consecutive 12-month periods of his or her Service (or during the total number of consecutive 12-month periods if fewer than five), immediately prior to the month following the Member’s termination of employment with the Company or an Affiliated Employer or, if earlier, removal from participation under this Plan, affording the highest such Average Final Compensation.  If actual monthly Compensation for any month during the 120-month computational period is unavailable, Compensation for such month shall be determined by dividing the Member’s annual rate of base pay in the month preceding such unavailable month by 12.

1.4                                 “Basic Disability Plan” shall mean as to any Member the long-term disability plan of the Company or an Affiliated Employer pursuant to which long-term disability benefits are payable to such Member.

1.5                                 “Basic Disability Plan Benefit” shall mean the amount of benefits payable to a Member from the Basic Disability Plan.

1.6                                 “Basic Plan” shall mean as to any Member or Vested Former Member the defined benefit pension plan of the Company or an Affiliated Employer intended to meet the requirements of Code Section 401(a) pursuant to which retirement benefits are payable to such Member or Vested Former Member or to the Surviving Spouse or designated beneficiary of a deceased Member or Vested Former Member.

1.7                                 “Basic Plan Benefit” shall mean the amount of benefits payable from the Basic Plan to a Member or Vested Former Member.

1.8                                 “Board” shall mean the Board of Directors of IMS Health Incorporated, except that any action authorized to be taken by the Board hereunder may also be taken by a duly authorized committee of the Board or its duly authorized delegees.

1.9                                 “Cause”.  A Member shall not be deemed to have been terminated for “Cause” under this Plan unless such Member shall have been terminated for “Cause” under the terms of such Member’s employment agreement or Change in Control Agreement with the Company, if any.  If no such employment agreement or Change in Control Agreement containing a definition of “Cause” shall be in effect, for purposes of this Plan “Cause” shall mean a Member’s:

(a)                                  willful and continued failure to substantially perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness or Disability or any failure after the issuance of a notice of termination by the Member for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its Affiliated Employers, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to the Member by the Board, which demand specifically identifies the manner in which the Board believes that the Member has not substantially performed his or her duties; or

(b)                                 the willful engaging by the Member in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the part of the Member shall be deemed “willful” unless done, or omitted to be done, by the Member not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Member shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Member a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Member and an opportunity for the Member, together with the Member’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Member was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

1.10                           “CEO” shall mean the Chief Executive Officer of the Company.

1.11                           “Change in Control”.  If a “Change in Control” shall have occurred or shall be deemed to have occurred under the terms of a Member’s or Vested Former Member’s Change in Control Agreement or employment agreement with the Company, if any, then a “Change in Control” shall be deemed to have occurred under this Plan. Otherwise a “Change in Control” shall be deemed to have occurred if:

(a)                                  any “Person” as such term is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 during any period of 24 months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 1.10(a), (c), or (d) hereof, (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control, or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)                                  any transaction (or series of transactions) is consummated under which the Company is merged or consolidated with any other company, other than a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (ii) after which no “Person” holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity;

(d)                                 a sale or disposition by the Company of all or substantially all of the Company’s assets is consummated or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(e)                                  the Board adopts a resolution to the effect that, for purposes of this Plan, a Change in Control has occurred.

1.12                           “Change in Control Agreement” shall mean any written agreement in effect between any Member or Former Member or Vested Former Member and the Company or an Affiliated Employer pursuant to which benefits may be payable to such Member or Former Member or Vested Former Member in connection with a Change in Control.

1.13                           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14                           “Committee” shall mean the Compensation and Benefits Committee of the Board or any successor thereto.

1.15                           “Company” shall mean IMS Health Incorporated.

1.16                           “Compensation” shall mean base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for elective contributions under Sections 401(k), 125 and 132(f)(4) of the Code and deferred compensation under any nonqualified deferred compensation plan.  Notwithstanding the foregoing, Compensation shall exclude severance pay (including, without limitation, severance pay under the Company’s Employee Protection Plan), stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, amounts paid under this Plan (other than Disability Benefits) or any other retirement plan or deferred compensation plan, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

1.17                           “Covered Earnings” shall mean a Member’s Compensation in the 12 months immediately preceding the onset of the Member’s Disability.

1.18                           “Deferred Vested Benefit” shall mean the benefits described in Section 3.2(b) hereof.

1.19                           “Disability” or “Disabled” shall mean disability or disabled for purposes of the Basic Disability Plan.

1.20                           “Disability Benefits” shall mean the benefits provided as described in Section 4.1(b) hereof.

1.21                           “Effective Date” shall mean July 1, 1998.  The effective date of this amendment and restatement of the Plan shall mean January 1, 2005.

1.22                           “Former Member” shall mean (i) a Member whose employment with the Company or an Affiliated Employer terminates before he or she has completed five or more years of Service, or (ii) a Member who was removed from participation in the Plan, in accordance with Section 2.2 hereof, before he or she has completed five or more years of Service.

1.23                           “Good Reason”.  If a Member shall have terminated employment for “Good Reason” under the terms of such Member’s Change in Control Agreement or employment agreement with the Company, if any, then such Member shall be deemed to have terminated employment for “Good Reason” under this Plan.  Otherwise “Good Reason” shall mean, without the Member’s express written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(a)                                  the assignment to the Member of any duties inconsistent with the Member’s position in the Company, or an adverse alteration in the nature or status of the Member’s responsibilities or the conditions of the Member’s employment;

(b)                                 a reduction by the Company in the Member’s annual base salary, target bonus or perquisites except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person, as such term is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, in control of the Company;

(c)                                  the relocation of the principal place of the Member’s employment to a location more than 50 miles from the location of such place of employment; for this purpose, required travel on the Company’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with the Member’s customary business travel obligations;

(d)                                 the failure by the Company to pay to the Member any portion of the Member’s compensation or to pay to the Member any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

(e)                                  the failure by the Company to continue in effect any material compensation or benefit plan in which the Member participated unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Member’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of the Member’s participation relative to other participants;

(f)                                    the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Plan, as contemplated in Section 7.9 hereof;

(g)                                 with respect to any Member who is a party to an employment agreement or a Change in Control Agreement, any purported termination of such Member’s employment that is not effected pursuant to the notice provisions, if any, in such Member’s employment agreement or Change in Control Agreement.

1.24                           “Lump Sum Election” shall mean an election to receive all or a portion of the benefits payable hereunder in a lump sum pursuant to Section 3.4 hereof.

1.25                           “Member” shall mean an employee of the Company or an Affiliated Employer who becomes a participant in the Plan pursuant to Section 2, but excludes any Former Member or Vested Former Member.

1.26                           “Other Disability Income” shall mean (i) the disability insurance benefit that the Member is entitled to receive under the Federal Social Security Act while he or she is receiving the Basic Disability Plan Benefit and (ii) the disability income payable to a Member from any supplemental executive disability plan of the Company or any Affiliated Employer or from any other contract, agreement or other arrangement with the Company or an Affiliated Employer (excluding any Basic Disability Plan).

1.27                           “Other Retirement Income” shall mean:

(a)                                  the Social Security retirement benefit that the Member or Former Member is entitled to receive under the Federal Social Security Act, assuming that for years prior to the Member’s employment with the Company and for years following the Member’s termination of employment with the Company until the Member attains age 62, the Member earned compensation so as to accrue the maximum Social Security benefits, and

(b)                                 the retirement income payable to a Member or Vested Former Member from any ‘excess benefit plan’ as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (increased by the amount of benefits, if any, payable from the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation), any plan described in Section 201(2) of ERISA, and any other contract, agreement or other arrangement providing a defined pension benefit or defined contribution retirement benefit, in any case, maintained or entered into with the Company or an Affiliated Employer

(excluding this Plan, any Basic Plan, any defined contribution plan intended to meet the requirements of Code Section 401(a) and any elective plan of deferred compensation).

1.28                           “Plan” shall mean the IMS Health Incorporated Supplemental Executive Retirement Plan, as embodied herein, and any amendments thereto.

1.29                           “Plan Administrator” shall mean the Company, except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board or the duly authorized delegees of such duly authorized committee or person(s).

1.30                           “Potential Change in Control”.  If a “Potential Change in Control” shall have occurred or shall be deemed to have occurred under the terms of a Member’s Change in Control Agreement or employment agreement with the Company, if any, or “Potential Change in Control” shall be deemed to have occurred under this Plan, otherwise a “Potential Change in Control” shall be deemed to have occurred if:

(a)                                  the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)                                 any Person (including the Company), as defined in Section 1.11(a) hereof, publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

(c)                                  the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

1.31                           “Predecessor to this Plan” shall mean the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation, as amended as of December 21, 1994.

1.32                           “Regulations” shall mean proposed and final Treasury Regulations, as the same may be amended from time to time.

1.33                           “Retirement” shall mean the termination of a Member’s or Vested Former Member’s employment with the Company or an Affiliated Employer other than by reason of death or Disability after attaining age 55 and completing five years of Service, or if Disability Benefits have been paid under the Plan to a Member or Vested Former Member, the later of the cessation of the payment of such Disability Benefits or the Member’s or Vested Former Member’s attainment of age 55.  In determining whether age 55 has been attained under this definition, there shall be included as years of age the number of additional years credited as “age” for purposes of the Plan to the Member or Vested Former Member under this Plan, a then-effective employment agreement between the Company and such person, a then-effective Change in Control Agreement between the Company and such person, or otherwise approved by the Committee.

1.34                           “Retirement Benefits” shall mean the benefits described in Section 3.1(b) hereof.

1.35                           “Separation from Service” shall mean termination of employment with the Company and any Affiliated Employer.  Whether a Member or Vested Former Member has had a Separation of Service shall be determined by the Plan Administrator on the basis of all relevant facts and circumstances and with reference to Regulations Section 1.409A-1(h).

1.36                           “Service” shall mean a Member’s service defined as Vesting Service in the Basic Plan, which is taken into account for vesting purposes thereunder (including any such service prior to the date such individual becomes a Member but not including any such service after participation hereunder terminates), except that (a) Service will also include that period of time during which the Member is receiving Disability Benefits under this Plan; (b) if a Member was employed by a company acquired by the Company or an Affiliated Employer after the Effective Date, such Member’s service with that company prior to the date of acquisition will not constitute Service hereunder unless otherwise approved by the Committee; (c) upon commencement of participation hereunder in accordance with Section 2.1 hereof, the Committee may limit any service otherwise to constitute Service hereunder with respect to periods prior to the date of participation in the Plan; and (d) no service of a Former Member or Vested Former Member during any period after removal from participation under Section 2.2 shall constitute Service for purposes of the Plan. The foregoing notwithstanding, there shall be included as Service for all purposes under the Plan the number of additional years (or other additional period) credited as “service” for purposes of the Plan to the Member or Former Member or Vested Former Member under this Plan, an employment agreement between the Company or an Affiliated Employer and such person or a Change in Control Agreement in effect at the time of such person’s termination of employment, or otherwise approved by the Committee.

1.37                           “Specified Employee” shall mean an employee who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a calendar year, in which case such employee shall be considered a Specified Employee for the twelve-month period beginning on the first day of the fourth month immediately following the end of such calendar year.

1.38                           “Surviving Spouse” shall mean the spouse of a deceased Member or Vested Former Member to whom such Member or Vested Former Member is married under applicable state law immediately preceding such Member or Vested Former Member’s death.

1.39                           “Surviving Spouse’s Benefits” shall mean the benefits described in Section 5 hereof.

1.40                           “Vested Former Member” shall mean (i) a Member whose employment with the Company or an Affiliated Employer terminates on or after the date on which he or she has completed five or more years of Service, or (ii) a Member who was removed from participation in the Plan, in accordance with Section 2.2 hereof, on or after the date on which he or she has completed five or more years of Service.

SECTION 2 - PARTICIPATION

2.1                                 Commencement of Participation.  Such key executives of the Corporation and its Affiliated Employers as are designated by the CEO in writing and approved by the Committee, shall participate in the Plan as of a date determined by the Committee.

2.2                                 Termination of Participation.  A Member’s participation in the Plan shall terminate upon termination of his or her employment with the Company or any Affiliated Employer. Prior to termination of employment, a Member may be removed, upon written notice by the CEO, and as approved by the Committee, from further participation in the Plan. As of the date of termination or removal, no further benefits shall accrue to such individual hereunder.

SECTION 3 - AMOUNT AND FORM OF BENEFITS

3.1                                 Retirement Benefits.

(a)                                  Eligibility.   Upon the Retirement of a Member or Vested Former Member from the Company or an Affiliated Employer, he or she shall be entitled to the Retirement Benefit described in Section 3.1(b) hereof, payable in the form specified in Section 3.3.

(b)                                 Amount.  The Retirement Benefit of a Member or Vested Former Member shall be an annual benefit equal to the difference between (i) and the sum of (ii), (iii), (iv) and (v) where:

(i)                                     is 5% of his or her Average Final Compensation multiplied by the number of his or her years of Service not in excess of ten years, plus 2% of such Average Final Compensation multiplied by the number of his or her years of Service over ten but not in excess of 15 years;

(ii)                                  is the Basic Plan Benefit payable to the Member or Vested Former Member as of the date of his or her Retirement expressed in the form of an annual life annuity, or, if the Basic Plan Benefit becomes payable after the Member’s or Vested Former Member’s Retirement, the Actuarial Equivalent Value of the Basic Plan Benefit payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Basic Plan;

(iii)                               is the Other Retirement Income payable to the Member or Vested Former Member as of the date of his or her Retirement expressed in the form of an annual life annuity, or, if the Other Retirement Income becomes payable after the Member’s or Vested Former Member’s Retirement, the Actuarial Equivalent Value of the Other Retirement Income payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the appropriate retirement arrangement; and

(iv)                              is the annual benefit payable to the Member or Vested Former Member under the terms of the Predecessor to this Plan as of the date of his or her Retirement, expressed in the form of an annual life annuity, or, if the annual benefit payable under the Predecessor to this Plan becomes payable after the Member’s or Vested Former Member’s Retirement, the Actuarial Equivalent Value of the annual benefit payable under the Predecessor to this Plan, expressed in the form of an annual life annuity, payable as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Predecessor to this Plan.

3.2                                 Deferred Vested Benefit.

(a)                                  Eligibility.  Each Member and Vested Former Member who has completed five or more years of Service and whose employment with the Company or an Affiliated Employer terminates prior to Retirement, for a reason other than Cause, death or Disability shall be entitled to the Deferred Vested Benefit described in Section 3.2(b) hereof, payable in the form specified in Section 3.3.

(b)                                 Amount.  The Deferred Vested Benefit of a Member or Vested Former Member who terminates and who meets the eligibility requirements of Section 3.2(a) shall be an annual benefit equal to the difference between (i) and the sum of (ii), (iii), and (iv), where:

(i)                                     is 5% of his or her Average Final Compensation, multiplied by the number of his or her years of Service not in excess of ten (10), plus 2% of such Average Final Compensation multiplied by the number of his or her years of Service over ten but not in excess of 15 years;

(ii)                                  is the Basic Plan Benefit payable to the Member or Vested Former Member as of the date his or her Deferred Vested Benefit commences expressed in the form of an annual life annuity, or, if the Basic Plan Benefit becomes payable after the Member’s or Vested Former Member’s Deferred Vested Benefit commences, the Actuarial Equivalent Value of the Basic Plan Benefit payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Basic Plan;

(iii)                               is the Other Retirement Income payable to the Member or Vested Former Member as of the date his or her Deferred Vested Benefit commences expressed in the form of an annual life annuity, or, if the Other Retirement Income becomes payable after the Member’s or Vested Former Member’s Deferred Vested Benefit commences, the Actuarial Equivalent Value of the Other Retirement Income payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the appropriate retirement arrangement; and

(iv)                              is the annual benefit payable to the Member or Vested Former Member under the terms of the Predecessor to this Plan as of the date his or her Deferred Vested Benefit commences, expressed in the form of an annual life annuity, or, if the annual benefit payable under the Predecessor to this Plan becomes payable after the Member’s or Vested Former Member’s Deferred Vested Benefit commences, the Actuarial Equivalent Value of the annual benefit payable under the Predecessor to this Plan, expressed in the form of an annual life annuity, payable as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Predecessor to this Plan.

3.3                                 Time and Form of Payment.

(a)                                  Except as provided under Section 3.3(b) or (c), the Retirement Benefit or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in monthly installments in the form of a straight life annuity and without regard to any optional form of benefits elected under the Basic Plan.  Payments shall commence as of the first day of the calendar month coinciding with or next following (i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.

(b)                                 If a Member or Vested Former Member has made a Lump Sum Election pursuant to Section 3.4, the Retirement Benefit, or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in the form or combination of forms of payment elected pursuant to such Lump Sum Election under Section 3.4 and without regard to any optional form of benefits elected under the Basic Plan.  Any portion of the benefits hereunder payable in a lump sum shall be paid on the first day of the calendar month next following the calendar month in which occurs

(i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.

(c)                                  Notwithstanding any Lump Sum Election made (or not made) under Section 3.4, if the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Member’s or Vested Former Member’s Retirement or Deferred Vested Benefit is $10,000 or less at the time such benefit is payable under this Plan, such benefit shall be payable as a lump sum at the time provided in Section 3.3(b) provided that the benefits payable to or on behalf of such Member under all similar arrangements that would constitute a nonqualified deferred compensation plan under the Regulations are being paid at the same time.

(d)                                 Anything in this Plan to the contrary notwithstanding, payment to any Specified Employee upon Separation from Service shall not be made before the date that is six months after the date of Separation from Service (or, if earlier, the date of death of such Specified Employee). Any payment due within such six-month period will be adjusted to reflect the deferred payment date by multiplying the payment by the product of the six-month CMT Treasury Bill annualized yield rate as published by the U.S. Treasury for the date on which such payment would have been made but for the delay multiplied by a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. In the event such Specified Employee’s Retirement Benefit or Deferred Vested Benefit is paid in the form of an annuity, the adjusted annuity payments to which such Specified Employee would otherwise be entitled during such six months shall be accumulated and paid on the first annuity payment date of the seventh month following such Specified Employee’s Separation from Service.  In the event such Specified Employee has elected payment of all or part of his or her Retirement Benefit or Deferred Vested Benefit in the form of a lump sum, the adjusted lump sum payment shall be made at the beginning of the seventh month following such Specified Employee’s Separation from Service.  The six-month delay in payment described herein shall not apply, however, to any payment made under the circumstances described in Section 3.3 (e).

(e)                                  The provisions of Sections 3.3(a), (b) and (d) to the contrary notwithstanding, a payment to or on behalf of a Member or Vested Former Member shall be accelerated under each of the following circumstances:

(i)                                     if payment is required to be made to an individual other than the Member or Vested Former Member to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code; or

(ii)                                  if payment is necessary to satisfy requirements established pursuant to a written determination by the Office of Government Ethics that:  (A) divestiture of the financial interest or termination of the financial arrangement is reasonably necessary to comply with any Federal conflict of interest statute, regulation, rule or executive order (including Section

208 of Title 18, United States Code), or is requested by a congressional committee as a condition of confirmation; and (B) specifies the financial interest to be divested or terminated.

(f)                                    The provisions of Sections 3.3(a) and (b) to the contrary notwithstanding, a payment to a Member or Vested Former Member (or his or her Surviving Spouse) may be delayed to a date after the designated Benefit Payment Date if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Member or Vested Former Member (or his or her Surviving Spouse) and such delay is for reasons that are commercially reasonable, provided that payment is made as soon as payment is administratively practicable.

3.4                                 Lump Sum Election.

(a)                                  A Member or Vested Former Member may elect to receive all, none, or a specified portion, as provided in Section 3.4(e), of his or her Retirement Benefit or Deferred Vested Benefit under the Plan as a lump sum and to receive any balance of such benefit in the form of an annuity; provided that any such Lump Sum Election shall be effective for purposes of this Plan only if the conditions of Section 3.4(b), (c) or (d) are satisfied. The amount of any portion of a Member’s or a Vested Former Member’s Retirement Benefit or Deferred Vested Benefit payable as a lump sum under this Section 3.4 shall equal the present value of such portion of the benefit, and such present value shall be determined:  (i) on the assumption that it is payable in the form of a joint and 50 percent survivor annuity if such Member or Vested Former Member is married; and (ii) on the basis of (A) a discount rate equal to 85% of the average of the 15-year non-callable U.S. Treasury bond yields (or, in the event that 15-year non-callable U.S. Treasury bond yields are unavailable, such proxy for the same as the Plan Administrator may reasonably select) as of the close of business on the last business day of each of the three months immediately preceding the date provided in Section 3.3(a) as of which monthly installments would otherwise commence, as modified by Section 3.8(a)(i) if applicable and (B) the 1983 Group Annuity Mortality Table.

(b)                                 An individual who is expected to become a Member shall elect, on forms to be provided by the Plan Administrator, whether payment of all or any portion of the Retirement Benefit or Deferred Vested Benefit to which such Member may become entitled shall be paid in a lump sum or as an annuity.  The election must be filed with the Plan Administrator prior to the commencement of participation in order to be effective.

(c)                                  Notwithstanding Section 3.4(b), a Member or Vested Former Member (i) who has accrued a Retirement Benefit or Deferred Vested Benefit with respect to periods prior to January 1, 2008, and (ii) to whom distributions have not commenced, shall be permitted to make the lump sum election described in Section 3.4(b) one or more times on or before December 31, 2007 (or such later date as may be specified by the Internal Revenue Service in Regulations or other guidance interpreting Section 409A of the Code) provided that any such election shall be made in writing on such form as the Plan Administrator may reasonably require and, provided further, that (A) with respect to an election made on or after January 1, 2006 and on or before December 31, 2006, the election may apply only to Retirement Benefits or Deferred Vested Benefits that would not otherwise be payable in 2006 and may not cause a Retirement Benefit or Deferred Vested Benefit to be paid in 2006 that would not otherwise be payable in 2006; and (b) with respect to an election made on or after January 1, 2007 and on or before December 31, 2007, the election may apply only to Retirement Benefits or Deferred Vested Benefits that would not otherwise be payable in 2007 and may not cause a Retirement Benefit or Deferred Vested Benefit to be paid in 2007 that would not otherwise be payable in 2007.

(d)                                 A Member or Vested Former Member may make subsequent lump sum elections on and after January 1, 2008, on forms to be provided by the Plan Administrator, to change the form of payment of his or her Retirement Benefit or Deferred Vested Benefit under the following conditions:

(i)                                     No such subsequent election shall be effective until 12 months after the date such election is filed with the Plan Administrator;

(ii)                                  Except in the event of payment upon death, any such subsequent election must be filed with the Plan Administrator at least 12 months prior to the earliest date on which the Member’s Retirement Benefit or Deferred Vested Benefit could be payable pursuant to the Member’s last election;

(iii)                               Except in the event of payment upon death, the date on which the Member’s Retirement Benefit or Vested Former Member’s Deferred Vested Benefit is paid or commences to be paid shall be deferred by not less than five years from the date on which such Retirement Benefit or Deferred Vested Benefit would have been paid or commenced under the Member’s or Vested Former Member’s last election.  An annuity form of payment shall be treated as an entitlement to a single payment in accordance with the provisions of the Regulations and such five-year delay shall apply to all payments under the annuity.

(e)                                  A Member or Vested Former Member making an election under Section 3.4(a) may specify the portion of his Retirement Benefit or Deferred Vested Benefit under the Plan to be received in a lump sum as follows:  0%, 25%, 50%, 75%, or 100%.

3.5                                 Cessation of Benefits.  Subject to Section 3.8 hereof, no benefits or no further benefits, as the case may be, shall be paid to a Member, Vested Former Member or Surviving Spouse if the Member or Vested Former Member has:

(a)                                  become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Member’s or Vested Former Member’s ownership interest is not in excess of 2% of the company whose shares are being purchased), employee, officer, director or consultant of or to a company, or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses identified in the Company’s Employee Protection Plan, or such Member or Vested Former Member accepts any form of compensation from such competing entity;

(b)                                 been discharged from employment with the Company or any Affiliated Employer for Cause;

(c)                                  failed to retain in confidence any and all confidential information concerning the Company or any Affiliated Employer and its respective business which was known or became known to the Member or Vested Former Member, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Member or Vested Former Member at any time after the Member’s or Vested Former Member’s employment by the Company or any Affiliated Employer terminated, from a third party not employed by or otherwise affiliated with the Company or any Affiliated Employer, or (iii) which was or became known to the public by any means other than a breach of this Section 3.5; or

(d)                                 made disparaging comments about the Company or any Affiliated Employer in any communications, written or oral, with any individual, company, government body or agency or any other entity whatsoever.  For purposes hereof,  “disparage” shall mean any communication, including, but not limited to, any statements, actions or insinuations, made either directly or through a third party, that would tend to lessen the standing or stature of the Company or any Affiliated Employer in the eyes of a customer, a prospective customer, a shareholder or a prospective shareholder.

3.6                                 Notification of Cessation of Benefits.  Subject to Section 3.8 hereof, in any case described in Section 3.5, the Member, Vested Former Member or Surviving Spouse shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such Member, Vested Former Member or Surviving Spouse.  Such written notice shall specify the particular act(s), or failures to act, and the basis on which the decision to cease paying his or her benefits has been made.

3.7                                 Repayment of Benefits Paid as Lump Sum.

(a)                                  Subject to Section 3.8 hereof, a Member or Vested Former Member who receives in a lump sum any portion of his or her Retirement Benefit or Deferred Vested Benefit pursuant to a Lump Sum Election, shall receive such lump sum portion of such Retirement Benefit or Deferred Vested Benefit subject to the condition that if such Member or Vested Former Member engages in any of the acts described in Section 3.5, then such Member or Vested Former Member shall, within 60 days after written notice by the Company, repay to the Company the amount described in Section 3.7(b).

(b)                                 The amount described in this Section shall equal the amount of the Member’s or Vested Former Member’s lump sum benefit paid under this Plan to which such

Member or Vested Former Member would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of Section 3.5.

3.8                                 Change in Control.

(a)                                  Anything in this Plan to the contrary notwithstanding:

(i)                                     Any Member, whose employment with the Company or an Affiliated Employer is involuntarily terminated by the Company or an Affiliated Employer at or within two years following a Change in Control for a reason other than Cause or whose employment is voluntarily terminated by the Member with Good Reason at or within two years following a Change in Control shall be deemed to have completed five years of Service for purposes of Section 3.2(a) hereof and shall be credited with three additional years of Service for purposes of calculating the benefits payable under Sections 3.1(b) or 3.2(b) hereof, as the case may be.  Notwithstanding the provisions of Section 3.3 of this Plan to the contrary, payment of the Actuarial Equivalent Value of such benefits shall be made in the form provided in Section 3.3 commencing as provided in Section 3.3(a) or (b), as the case may be, provided that with respect to Deferred Vested Benefits, the commencement of payment shall be determined without regard to whether the Member has attained age 55 and, provided further, that the Actuarial Equivalent Value of such benefits shall be determined by crediting such Member with three additional years of age and on the assumption that unreduced benefits are payable upon the Member’s attainment of age 55.  Moreover, for purposes of determining the Actuarial Equivalent Value of such benefits payable in the form of a lump sum, the interest and mortality factors specified in Section 3.4(a) shall apply.  In addition, in the event that a Member’s Service shall have been limited pursuant to Section 1.36(c) to disregard Service prior to such Member’s participation in the Plan, such limitation shall be eliminated in the event of such Member’s termination of employment at or within two years following a Change in Control as provided above in this subsection (i).

(ii)                                  In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more so-called “rabbi” trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential benefits payable under the Plan at or following a Change in Control; provided, however, that no such deposit shall be made if it would cause a violation of the funding limitations of Section 409A(b)(3) of the Code.  Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

(iii)                               The provisions of Sections 3.5 through 3.7 shall be of no force or effect with respect to Members who Retire or who have a Separation from Service for the reasons described in Section 3.8(a)(i) within a two-year period following a Change in Control.

SECTION 4 - DISABILITY BENEFITS

4.1                                 Disability Benefits.

(a)                                  Eligibility.  A Member who is enrolled for the maximum disability insurance coverage available under the Basic Disability Plan and who has become Disabled shall be entitled to the Disability Benefit described in Section 4.1(b).

(b)                                 Amount.  The Disability Benefit of a Member entitled thereto shall be an annual benefit payable in monthly installments under this Plan during the same period as disability benefits are actually paid by the Basic Disability Plan, in an amount equal to 60% of the Member’s Covered Earnings, offset by the Member’s (i) Basic Disability Plan Benefit, (ii) Basic Plan Benefit, if the Basic Disability Plan Benefit is offset by such Basic Plan Benefit, and (iii) Other Disability Income.

SECTION 5 - SURVIVING SPOUSE’S BENEFITS

5.1                                 Death Prior to Benefit Commencement.  Upon the death of a Member or Vested Former Member, prior to the commencement of his or her Retirement Benefit or Deferred Vested Benefit hereunder, any such Member shall be deemed to have completed five years of Service for purposes of Section 3.2(a) and his or her Surviving Spouse will be entitled to a Surviving Spouse’s Benefit under this Plan equal to 50% of the Retirement or Deferred Vested Benefit that would have been provided from the Plan had the Member or Vested Member retired from or terminated employment with the Company or an Affiliated Employer on the date of death and commenced benefits on the later of the date the Member would have attained age 55 or the date of the Member’s death.

5.2                                 Death On or After Benefit Commencement.  Upon the death of a Vested Former Member while he or she is receiving Retirement or Deferred Vested Benefits, his or her Surviving Spouse shall receive a Surviving Spouse’s Benefit equal to 50% of the Benefit he or she was receiving at the time of death.  Notwithstanding the foregoing, no benefit shall be payable under this Section 5.2 to the extent a Retirement Benefit or Deferred Vested Benefit was previously paid to a Member or Vested Former Member in the form of a lump sum.

5.3                                 Commencement of Surviving Spouse’s Benefit.  Except as provided in Section 5.4, the Surviving Spouse’s Benefit provided under Sections 5.1 or 5.2 will be payable monthly, commencing in the calendar month next following the calendar month in which the

Member’s death occurs.  Such benefits shall continue until the first day of the month in which the Surviving Spouse dies.

5.4                                 Lump Sum Payment.

(a)                                  If a Member or a Vested Former Member made an Election under Section 3.4 but such Member or Vested Former Member died prior to such lump sum payment, the Surviving Spouse’s Benefit payable under Section 5.1 hereof will be payable in the form or combination of forms of payment so elected by such Member or Vested Former Member pursuant to such Lump Sum Election.  The amount of any lump sum payment under the Plan shall be determined using the actuarial assumptions set forth in Section 3.4(a).

(b)                                 If the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Surviving Spouse’s Benefit is $10,000 or less at the time such Surviving Spouse’s Benefit is payable under this Plan, such benefit shall be payable as a lump sum provided that the benefits payable to or on behalf of such Member or Vested Former Member under all similar arrangements that would constitute a nonqualified deferred compensation plan under the Regulations are being paid at the same time.

(c)                                  Any Surviving Spouse’s Benefit which is payable as a lump sum shall be paid on the first day of the calendar month next following the calendar month in which the Member’s or Vested Former Member’s death occurred.

 5.5                              Reduction.  Notwithstanding the foregoing provisions of Section 5, the amount of a Surviving Spouse’s Benefit shall be reduced by one percentage point for each year (where a half year or more is treated as a full year) in excess of ten years that the age of the Member or Vested Former Member exceeds the age of the Surviving Spouse.

SECTION 6 - PLAN ADMINISTRATOR

6.1                                 Duties and Authority.  The Plan Administrator shall be responsible for the administration of the Plan and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion; provided, that such delegation shall be subject to revocation at any time at the Plan Administrator’s discretion.  The Plan Administrator shall have the sole discretion to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and to construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable.  All such actions of the Plan Administrator shall be conclusive and binding upon all Members, Former Members, Vested Former Members, Surviving Spouses and other persons.

6.2                                 Presentation of Claims.  The claims procedures set forth in Sections 6.2 through 6.6 shall be effective January 1, 2003. Claims for benefits shall be filed in writing with the Plan Administrator.  Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period.)

6.3                                 Claims Denial Notification.  If a claim is wholly or partially denied, the Plan Administrator shall furnish to the claimant a written notice setting forth in a manner calculated to be understood by the claimant:

(a)                                  the specific reason(s) for denial;

(b)                                 specific reference(s) to pertinent Plan provisions on which any denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary;

(d)                                 an explanation of the Plan’s claims review procedures and the applicable time limits for such procedures; and

(e)                                  a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

6.4                                 Claims Review Procedure.  Upon a denial, the claimant is entitled (either in person or by his duly authorized representative) to:

(a)                                  request a subsequent review of the claim by the Plan Administrator upon written application for review made to the Plan Administrator.  In the case of a denial as to which written notice of denial has been given to the claimant, any such request for review of the claim must be made within 60 days after receipt by the claimant of such notice.  A claimant must submit a written application for review before the claimant is permitted to bring a civil action for benefits;

(b)                                 review pertinent documents relating to the denial; and

(c)                                  submit written comments, documents, records and other information relating to the claim.

6.5                                 Timing.  The Plan Administrator shall make its decision and notify the claimant with respect to a claim not later than 60 days after receipt of the request.  Such 60-day period may be extended for another period of 60 days if the Plan Administrator finds that special circumstances require an extension of time for processing and notice of the extension and special circumstances is provided to the claimant within the initial 60-day period.

6.6                                 Final Decision.  The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Plan Administrator shall provide the claimant with written or electronic notice of the decision in a manner calculated to be understood by the claimant.  The notice shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  A document is relevant to the claim if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

SECTION 7- MISCELLANEOUS

7.1                                 Amendment;  Suspension.  The Board, may, in its sole discretion suspend or amend this Plan at any time or from time to time, in whole or in part and the Employee Benefits Committee of the Company may amend the Plan without the approval of the Board with respect to amendments that such Committee determines do not have a significant effect on the cost of the Plan; provided, however, that no such suspension or amendment of the Plan may (a) adversely affect a Member’s or Vested Former Member’s benefit under the Plan to which he or she has become entitled in accordance with the Plan as in effect on the date immediately preceding the date of such suspension or amendment, or (b) adversely affect a Member’s or Vested Former Member’s right or the right of a Surviving Spouse to receive a benefit in accordance with the Plan as in effect on the date immediately preceding the date of such suspension or amendment, or (c) cause any payment that a Member, Vested Former Member or Surviving Spouse is entitled to receive under this Plan to become subject to an income tax penalty under Section 409A of the Code.

7.2                                 Termination. This Plan may be terminated and lump sum distributions made to Members, Vested Former Members (or their Surviving Spouses) of their Retirement Benefits and Deferred Vested Benefits hereunder only in accordance with one of the following methods:

(a)                                  within twelve months of a dissolution of the Company taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1(A), provided that Members’ or Vested Former Members’ Retirement Benefits or Deferred Vested Benefits are included in their gross incomes in the latest of :  (i) the calendar year in which the Plan termination occurs; or (ii) the first calendar year in which the payment is administratively practicable;

(b)                                 within the thirty days preceding or the twelve months following a change in control as defined in Regulations Section 1.409A-2(g)(4)(i), provided that all substantially similar arrangements sponsored by the Company are terminated so that all Members and Vested Former Members in this Plan and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve months of the date of termination of the arrangements;

(c)                                  (i) all arrangements sponsored by the Company that would be aggregated with any terminated arrangement under Regulations Section 1.409A-1(c) if the same Member or Vested Former Member participated in all of the arrangements are terminated; (ii) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements; (iii) all payments are made within twenty-four months of the termination of the arrangements; and (iv) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Regulations Section 1.409A-1(c) if the same Member or Vested Former Member participated in both arrangements, at any time within five years following the date of termination of the arrangement; or

(d)                                 such other events and conditions as the Internal Revenue Service may prescribe.

Anything in this Section 7 to the contrary notwithstanding, no such termination of the Plan may (a) adversely affect a Member’s or Vested Former Member’s benefit under the Plan to which he or she has become entitled in accordance with the Plan as in effect on the date immediately preceding the date of such termination, or (b) adversely affect a Member’s or Vested Former Member’s right or the right of a Surviving Spouse to receive a benefit in accordance with the Plan as in effect on the date immediately preceding the date of such termination, or (c) cause any payment that a Member, Vested Former Member or Surviving Spouse is entitled to receive under this Plan to become subject to an income tax penalty under Section 409A of the Code.

 7.3                              No Employment Rights.  Nothing contained herein will confer upon any Member, Former Member or Vested Former Member the right to be retained in the service of the Company or any Affiliated Employee, nor will it interfere with the right of the Company or any Affiliated Employer to discharge or otherwise deal with Members, Former Members or Vested Former Members with respect to matters of employment.

7.4                                 Unfunded Status.  Members and Vested Former Members shall have the status of general unsecured creditors of the Company, and this Plan constitutes a mere promise by the Company to make benefit payments at the time or times required hereunder. It is the intention of the Company that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.

7.5                                 Arbitration.  Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration in Fairfield, Connecticut in accordance with the rules of the American Arbitration Association in effect at the time of such arbitration. Upon submission of invoices, the Company shall promptly pay or reimburse all reasonable costs and expenses (including fees and disbursements of counsel and pension experts) incurred to assert rights under this Plan or in any proceeding in connection therewith, brought by a Member, Vested Former Member, Former Member or Surviving Spouse, whether or not such Member, Vested Former Member, Former Member or Surviving Spouse is ultimately successful in enforcing such rights or in such proceeding; provided, however, that no reimbursement shall be owed with respect to expenses relating to any unsuccessful assertion of rights or proceeding if and to the extent that such assertion or proceeding was initiated or maintained in bad faith or was frivolous as determined by the arbitrators or a court having jurisdiction over the matter, in which case any amounts previously paid by the Company shall be promptly repaid.

7.6                                 No Alienation.  Except as otherwise provided in Section 3.3(e)(i), a Member’s or Vested Former Member’s right to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of such Member or Vested Former Member or his or her Surviving Spouse.

7.7                                 Withholding.  The Company may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations.

7.8                                 Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts made and to be performed in such state to the extent not preempted by federal law. Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Regulations thereunder and the Company shall have no right to accelerate or make any payment under this Plan except to the extent permitted under Section 409A of the Code.  The Company shall have no obligation, however, to reimburse any Member, Vested Former Member or Surviving

Spouse for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of such Member, Vested Former Member or Surviving Spouse under Section 409A of the Code except that this provision shall not apply in the event of the Company’s negligence or willful disregard in its interpretation of the application of Section 409A of the Code and the Regulations thereunder to the Plan.

7.9                                 Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations of the Company under this Plan in the same manner and to the same extent that the Company would have been required to perform such obligations if no such succession had taken place and such assumption shall be an express condition to the consummation of any such purchase, merger, consolidation or other transaction.

7.10                           Integration.  In the event of any conflict or ambiguity between this Plan and the terms of any employment agreement between a Member and the Company or any Change in Control Agreement between a Member and the Company (this Plan and any such employment agreement or Change in Control Agreement being collectively referred to herein as the “arrangements”), such conflict or ambiguity shall be resolved in accordance with the terms of that arrangement which are most beneficial to the Member; provided, however, that no such resolution of any such conflict or ambiguity shall operate to cause the Member to receive duplicate payments or benefits under the arrangements.